Exhibit 21.1

Hub International Limited
Subsidiaries as of 12/31/04

798676 Alberta Ltd.	Alberta, Canada
805977 Alberta Ltd.	Alberta, Canada
Advanced Benefit Resources, Corp.	Delaware
Ag Specialty Group, LLC	Colorado
American Coverage Administrators, Inc.	Delaware
Beacon Underwriting Ltd.	British Columbia, Canada
Blais Assurance & Gestion de Risques Inc.	Quebec, Canada
Burnham Stewart Reinsurance Ltd.	Turks & Caicos
Bush, Cotton & Scott, LLC	Washington
Claims Administration Corporation	Delaware
Cross Border Underwriting Services Inc.	Ontario, Canada
EBC, Inc.	Nevada
Ernst-Roy Hobbs Inc.	Quebec, Canada
Gecko Reinsurance Company, Ltd.	Bermuda
Hub 724 Holdings, Inc.	Delaware
Hub 724.com, Inc.	Delaware
Hub Capital Inc.	Ontario, Canada
Hub Financial Inc.	Ontario, Canada
Hub Gibraltar	Gibraltar
Hub Hungary Liquidity Management Limited Liability Company	Hungary
Hub Insurance Partners	Massachusetts
Hub International Barton Limited (Name changed from Barton Insurance Brokers Ltd. effective January 1, 2005)	British Columbia, Canada
Hub International (Brentwood) Ltd.	British Columbia, Canada
Hub International Group Northeast, Inc.	Delaware
Hub International Limited	Ontario, Canada
Hub International New England, LLC	Massachusetts
Hub International New England II, LLC	Massachusetts
Hub International New England III, LLC	Massachusetts
Hub International Northeast Limited	Delaware
Hub International of California, Inc.	Delaware
Hub International of Illinois Limited	Illinois
Hub International of Indiana Limited	Indiana
Hub International Ontario Limited	Ontario, Canada
Hub International Quebec Limited (Name changed from Martin Assurance & Gestion de Risques Inc. effective January 1, 2005)	Quebec, Canada
Hub International (Richmond Auto Mall) Ltd.	British Columbia, Canada
Hub International TOS Limited	British Columbia, Canada
Hub Luxemburg	Luxemburg
Hub U.S. Holdings, Inc.	Delaware
Hubacq Inc.	Ontario, Canada
MBA/BIG Management Partners LLC	Michigan
Michigan Banker’s Insurance Center LLC	Michigan
Park Brokerage, Ltd.	Bermuda
Pension Services, Inc.	New Mexico
Program Brokerage Corporation	Delaware
Satellite Acquisition Corporation	Washington
Spectrum Financial Services, Inc.	Massachusetts
Talbot Agency, Inc.	New Mexico

Talbot Agency of Arizona, Inc.	Arizona
Talbot — BHJ Insurance, Inc.	Wyoming
Talbot Financial Corporation	Washington
Talbot Financial Services, Inc.	Washington
Talbot Financial Services of Hawaii, Inc.	Hawaii
Talbot Insurance Agency, Inc.	Washington
Talbot Insurance and Financial Services, Inc.	California
Talbot — Northern New Mexico Insurance Agency, Inc.	New Mexico
The Wholesale Insurance Group Inc.	Ontario, Canada